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                                   AMENDMENT NO. 2
                              1994 STOCK INCENTIVE PLAN



Effective August 8, 1997, Section 6.7(d) of the BMC Industries, Inc. 1994 Stock Incentive Plan shall be amended in its entirety as follows and shall apply to all future and currently outstanding Options granted to Non-Employee
Directors:


6.  OPTIONS.

    7    AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

         (d) EFFECT OF TERMINATION OF DIRECTORSHIP. In the event a Non-Employee Director's service as a director of the Company is terminated for any reason other than death, Disability or Retirement, all such Options then held by the Non-Employee Director will continue to become exercisable and expire in accordance with their terms. In the event a Non-Employee Director's service as a director of the Company is terminated due to death, Disability or Retirement in accordance with the Board's then current Retirement policy, all Options then held by the Non-Employee Director will become immediately exercisable in full and will expire in accordance with their terms. Such Options will not be subject to the termination provisions of Section 11 of the Plan.


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